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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                              SEPTEMBER 3-13, 1999


                         COMMISSION FILE NUMBER 0-15934


                                Jay Jacobs, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Washington                                 91-0698077
(STATE OR OTHER JURISDICTION OF             (IRS EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


                                1530 Fifth Avenue
                            Seattle, Washington 98101
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (206) 622-5400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

On September 3, 1999, Jay Jacobs, Inc. (the "Company") and its wholly owned subsidiary, J.J. Distribution Company, filed their respective voluntary petitions under Chapter 11 of the United States Bankruptcy Code (United States Bankruptcy Court for the Western District of Washington at Seattle, the Honorable Thomas T. Glover, consolidated for administrative purposes only under Case No. 99-10130) in order to address obligations associated with the Company's recent financial difficulties and related liquidation efforts. On September 10, 1999, Judge Glover entered the Interim Order (1) Authorizing Debtors-In-Possession to Incur Postpetition Secured Indebtedness, (2) Granting Security Interests Pursuant to 11 U.S.C. Section 364(c), (3) Modifying Automatic Stay, and (4) Setting Final Hearing, approving interim debtor-in-possession financing of up to approximately $4,842.340.00 in the aggregate under the budget in connection with the credit facility obtained from FINOVA Capital Corporation ("FINOVA"). On September 13, 1999, Judge Glover issued the Order Approving Assumption of Inventory Liquidation Agreement, (B) Related Inventory Liquidation Sale Procedures, (C) Related Rejection of Certain Nonresidential Real Property Leases, and (D) Other Relief, granting the Company the authority to conduct going out of business sales in all of its stores.

A copy of the Company's press release announcing its bankruptcy filing is attached as an Exhibit to this filing. The Company provided a copy of its FINOVA credit facility in connection with an earlier SEC filing.



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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            JAY JACOBS, INC.
                                            Registrant



9/27/99              /s/ William L. Lawrence, Jr.
--------------       --------------------------------------------
Date                 William L. Lawrence, Jr.
                     Executive Vice President & Chief Financial Officer
                     (Principal Executive, Financial, and Accounting Officer)